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                                                                   Exhibit 99.1

NORTHWAY FINANCIAL, INC.                             9 Main Street
                                                     Berlin, New Hampshire 03570

Contact: Richard P. Orsillo
         Senior Vice President
         and Chief Financial Officer
         603-752-1171                                     FOR IMMEDIATE RELEASE

                NORTHWAY FINANCIAL, INC. ANNOUNCES FIRST QUARTER
                     RESULTS AND DECLARES QUARTERLY DIVIDEND

         Berlin, NH, April 27, 2004...Northway Financial, Inc. (the "Company") (NASDAQ: NWFI) reported net income for the quarter ended March 31, 2004 of $729,000, or $0.49 per share, compared to $811,000, or $0.54 per share, for the same quarter in 2003, a decrease of $82,000.

         Commenting on the first quarter results, William J. Woodward, President and Chief Executive Officer of the Company stated:

         "The current interest rate environment negatively impacted our net interest income; however, market conditions for investment securities did provide us with several opportunities to capitalize on some security gains. We continue to make progress on initiatives designed to improve our noninterest income by expanding and improving the products and services we offer our customers. Three experienced investment advisors recently were added to our staff in conjunction with the expansion of our product line to include mutual funds, managed accounts, and annuities. These new products enlarge the menu of product choices for our customers, and are expected to provide an additional source of noninterest income for the Company."

         The Company declared a quarterly dividend on April 27, 2004 of $0.17 per share payable May 12, 2004 to shareholders of record on May 7, 2004.

         Net interest and dividend income for the first quarter of 2004 was $5,544,000 compared to $5,800,000 for the first quarter of 2003, a decrease of $256,000. The provision for loan losses for the first quarter of 2004 decreased $75,000 to $150,000, compared to $225,000 for the first quarter of the previous year. Net securities gains for the quarter increased $261,000 to $459,000, compared to $198,000 for the same period last year. Other noninterest income for the quarter decreased $15,000 to $837,000 compared to $852,000 for the same period last year. There was no write-down of equity securities for the first quarter of 2004 compared to a write-down of $78,000 for the same period last year. Other operating expense was $5,608,000 for the quarter, compared to $5,269,000 for the same period last year, an increase of $339,000.

         At March 31, 2004, Northway Financial had total assets of $627,336,000 compared to $590,642,000 at March 31, 2003, an increase of $36,694,000. Loans, including loans held-for-sale, at March 31, 2004 increased $15,523,000 to $475,132,000, compared to March 31, 2003. Investments, including federal funds sold, increased $25,693,000 to $103,804,000. Total deposits were $450,368,000 at
March 31, 2004, a decrease of $6,519,000 compared to March 31, 2003. Total borrowings increased $29,559,000 to $114,821,000. Total equity increased $3,575,000 to $48,360,000.

         Northway Financial, Inc., headquartered in Berlin, New Hampshire, is a multi-bank holding company. Through its subsidiary banks, The Berlin City Bank and The Pemigewasset National Bank of Plymouth, New Hampshire, the Company offers a broad range of financial products and services to individuals, businesses and the public sector from its full service banking offices.

         Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of the words "expect," "believe," "estimate," "will" and other expressions which predict or indicate future trends and which do not relate to historical matters. Forward-looking statements may include, but are not limited to, expectations for impact of new products on noninterest income and expense, projections of revenue, income or loss, and plans related to products or services of the Company and its subsidiaries. Such forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. The Company's actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in interest rates, changes in the securities or financial markets, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes in local business conditions resulting in rising unemployment and other circumstances which adversely affect borrowers' ability to service and repay our loans, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the passing of adverse government regulation, and changes in assumptions used in making such forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
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                            Northway Financial, Inc.
                            ------------------------
                      Selected Consolidated Financial Data
                                   (Unaudited)
             (In thousands, except for ratios and per share amounts)

Period end balance sheet data:                                March 31,
                                                       2004              2003

Total assets                                       $  627,336        $  590,642
Loans, net (1)                                        475,132           459,609
Investments (2)                                       103,804            78,111
Deposits                                              450,368           456,887
Borrowings                                            114,821            85,262
Stockholders' equity                                   48,360            44,785

Book value per share                               $    32.25        $    29.73
Tangible book value per share (3)                       22.80             19.68
Leverage ratio                                           7.59%             6.79%
Shares outstanding                                  1,499,574         1,506,574

                                                         For the Three Months
                                                           Ended March 31,
Operating results:                                     2004              2003
Net interest income                                $    5,544        $    5,800
Securities gains, net                                     459               198
Other noninterest income                                  837               852
Loan loss provision                                       150               225
Write-down of equity securities                          --                  78
Other operating expense                                 5,608             5,269
Income before tax                                       1,082             1,278
Income tax expense                                        353               467
Net income                                         $      729        $      811

Earnings per share                                 $     0.49        $     0.54
Return on average assets                                 0.49%             0.56%
Return on average equity                                 6.05%             7.35%

(1) Net of unearned income and the allowance for loan losses. Includes loans held-for-sale.
(2) Includes federal funds sold, Federal Home Loan Bank stock, Federal Reserve Bank stock and investment securities available-for-sale.
(3) Includes a deduction of $14,174 and $15,129 for goodwill, core deposit intangible and mortgage servicing assets for 2004 and 2003, respectively.